CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N‐14 of our report dated February 25, 2022, relating to the financial statements and financial highlights of Baillie Gifford Positive Change Equities Fund, a series of Baillie Gifford Funds, for the year ended December 31, 2021, and to the references to our firm under the headings “Independent Registered Public Accounting Firm,” “Comparing Independent Registered Public Accounting Firms,” and “Financial Highlights” in the Proxy Statement/Prospectus.

COHEN & COMPANY, LTD.
Cleveland, Ohio April 1, 2022